SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2003

MidCarolina Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina		56-6144577
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3101 South Church Street
Burlington, North Carolina 27215
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 538-1600

N/A
(Former name or former address, if changed since last report)

Item 5    Other Events and Regulation FD Disclosure

On January 28, 2003, MidCarolina Financial Corporation released its operating results for both the three-month and year then ended December 31, 2002. The Company announced a 66% increase in net income for 2002.

A copy of the Company’s press release of January 28, 2003, releasing the Company’s operating results is attached hereto as Exhibit (99) and is incorporated by reference herein.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

(99)  Press Release of MidCarolina Financial Corporation, dated January 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION

Date: January 28, 2003	By:	/s/ Randolph J. Cary
Randolph J. Cary, Jr., President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

(99)	Press Release of MidCarolina Financial Corporation, dated January 28, 2003

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